Exhibit 99.1

Revlon Reports 2016 Net Sales Growth across All Segments; Raises and Accelerates Acquisition Synergy Estimates

Newly-Combined Company Benefits From Enhanced Scale, Greater Profitability and Strong International Growth

Revlon CEO, Fabian Garcia, Enthusiastic About Long-Term Growth Potential

NEW YORK--(BUSINESS WIRE)--March 3, 2017--Revlon, Inc. (NYSE: REV) today announced its results for the year ended December 31, 2016.

(USD millions, except per share data)	Twelve Months Ended December 31,
	2016			2015
	As Reported	Adjusted	Pro Forma Adjusted	As Reported	Adjusted	Pro Forma Adjusted

Net Sales	$2,334.0	$2,858.9	$2,858.9	$1,914.3	$2,863.5	$2,876.5

Income from continuing operations, before income taxes	8.5	159.9	82.5	110.7	159.5	57.6
Adjusted EBITDA		419.4	409.4		371.0	373.8

Net (loss) income (as reported and adjusted)	(21.9)	83.7		56.1	103.1
Diluted (loss) earnings per common share (as reported and adjusted)	$(0.42)	$1.59		$1.07	$1.96

The above table presents 2016 results using the following measures: U.S. GAAP (“As Reported”); non-GAAP (“Adjusted”), which excludes certain Non-Operating Items and Unusual Items from As Reported results; and Non-GAAP pro forma (“Pro Forma Adjusted”), which presents the Adjusted results on a pro forma basis as if Revlon and Elizabeth Arden were a combined company for all of the periods presented (“Pro Forma”). See footnote (a) for further discussion of the Company’s Adjusted and Pro Forma Adjusted measures. Reconciliations of As Reported and Pro Forma results to Adjusted and Pro Forma Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”).

Year ended December 31, 2016 Highlights:

  As Reported net sales were $2,334.0 million in 2016, an increase of 21.9% over 2015. On a Pro Forma basis, 2016 net sales decreased slightly, but increased 1.4% XFX over 2015.
  As Reported income from continuing operations, before income taxes, was $8.5 million in 2016, compared to $110.7 million in 2015. On a Pro Forma basis and after adjusting for charges related to the Elizabeth Arden acquisition, as well as impairment charges and other Non-Operating Items and Unusual Items, Pro Forma Adjusted income from continuing operations, before income taxes, was $82.5 million in 2016, representing a $24.9 million increase, as compared to Pro Forma Adjusted income from continuing operations, before income taxes of, $57.6 million in 2015.
  As Reported net income (loss) was $(21.9) million in 2016 and $56.1 million in 2015. On an Adjusted basis, net income was $83.7 million in 2016, compared to $103.1 million in 2015, a decline of 18.8%, primarily driven by a 2015 favorable impact from the reduction of a deferred tax valuation allowance in certain foreign jurisdictions that benefitted 2015 and did not repeat in 2016.
  Adjusted EBITDA was $419.4 million in 2016, a 13.0% increase, or 14.0% XFX, over 2015. On a Pro Forma basis, Adjusted EBITDA was $409.4 million, a 9.5% increase, or 9.7% XFX.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Fabian Garcia, said “I am encouraged by the progress we have made since the acquisition of Elizabeth Arden, and enthusiastic about the opportunities presented by our newly combined company’s enhanced portfolio of brands, size, scale, profitability and international growth momentum. On a Pro Forma, XFX basis, our Company grew net sales 1.4% for 2016 and increased Pro Forma Adjusted EBITDA 9.7% over last year. These promising results were achieved despite foreign currency and macroeconomic challenges, and while managing significant organizational change.”

“All of our segments posted robust International constant currency net sales growth in 2016; while we faced some specific challenges in North America, as U.S. mass retailers were impacted by beauty consumption shifting to specialty and online channels, particularly during the year-end holiday season. Our strategy to drive long-term growth continues to focus on strengthening our iconic brands, continuing to build distribution in high growth channels, accelerating innovation and enhancing our digital capabilities,” commented Mr. Fabian Garcia, President & CEO.

Mr. Garcia continued, “The integration of our two companies, with a new organizational structure and leadership team, better aligns our company and resources in support of our strategy and long-term growth ambitions. As we reported, focused efforts and careful planning by our integration teams have resulted in significant increases to our previously-announced estimated annualized synergies and cost reductions from $140 million to approximately $190 million, which we plan to realize on an accelerated timetable. In addition to capturing more cost synergies sooner, we have also begun to explore, with some of our key customers, opportunities to accelerate top line growth by leveraging the power of our larger, combined portfolio of beauty brands.”

Elizabeth Arden Integration Program

On January 3, 2017, the Company announced that it had begun the process of implementing certain integration activities, including consolidating offices, eliminating certain duplicative functions and streamlining back-office support, in connection with integrating the Elizabeth Arden and Revlon organizations (the “EA Integration Restructuring Program”). In connection with implementing the EA Integration Restructuring Program, the Company expects to recognize approximately $65 million to $75 million of total pre-tax restructuring and related charges (the “Integration Restructuring Charges”).

As a result of the EA Integration Restructuring Program, as well as other actions related to integrating the Elizabeth Arden organization into the Company’s business (all together, the “Elizabeth Arden Integration Program”), the Company has identified increased annualized synergies and cost reductions of approximately $190 million. The $190 million of expected annualized synergies and cost reductions are expected to be generated over a multi-year period. For 2016, the Company realized approximately $3 million of these cost-reductions, which primarily benefited the Elizabeth Arden segment results.

In 2016, the Company has incurred EA Integration Restructuring Charges of $34.5 million and Elizabeth Arden acquisition and integration costs of $40.7 million.

Full Year 2016 Results

All figures in the below discussion of segment and geographic results, except where indicated, are presented on an XFX basis and in the case of the Elizabeth Arden segment, on a Pro Forma basis as if Revlon and Elizabeth Arden were a combined company for all of the periods presented. The Company excludes certain unallocated corporate costs from the definition of segment profit. See “Pro Forma Segment Profit Reconciliation” attached to this release.

Segment Results

(USD millions)	Twelve Months Ended December 31,
	Net Sales
	As Reported		Pro Forma		Pro Forma
	2016	2015	2016	2015 Adjusted	% Change	XFX % Change

Consumer	$1,389.8	$1,414.8	$1,389.8	$1,414.8	-1.8%	0.7%
Professional	476.5	471.1	476.5	471.1	1.1%	2.4%
Elizabeth Arden	441.4	-	966.3	962.2	0.4%	1.8%
Other	26.3	28.4	26.3	28.4	-7.4%	4.9%
Total	$2,334.0	$1,914.3	$2,858.9	$2,876.5	-0.6%	1.4%

	Segment Profit (b)
	As Reported		Pro Forma		Pro Forma
	2016	2015	2016	2015	% Change	XFX % Change

Consumer	$349.2	$360.2	$349.2	$360.2	-3.1%	-2.3%
Professional	99.4	103.9	99.4	103.9	-4.3%	-3.4%
Elizabeth Arden	68.2	-	106.0	70.6	50.1%	46.3%
Other	(2.7)	1.4	(2.7)	1.4	-292.9%	-307.1%
Total	$514.1	$465.5	$551.9	$536.1	2.9%	3.1%

Pro Forma Adjusted net sales in 2015 excludes the impact of $13.0 million of returns and markdowns under the Elizabeth Arden 2014 Performance Improvement Plan(c). The above table has not been adjusted for the Unusual Items discussed in footnote (a). Segment profit is defined in footnote (b) below.

Consumer Segment

Consumer segment net sales in 2016 increased by 0.7% compared to 2015, primarily as a result of incremental net sales from the Company’s global consolidation of the Cutex nail care brand, which was completed with two separate acquisitions that closed for the U.S. in October 2015 and for the U.K., Australia and certain other International territories in May 2016, as well as higher net sales of Revlon beauty tools and Mitchum anti-perspirant deodorants, mostly offset by lower net sales of Almay color cosmetics. Net sales of Revlon color cosmetics were essentially flat, as a result of strong sales growth internationally, offset by lower net sales in North America due to softening trade conditions in core cosmetics categories.

Consumer segment profit in 2016 decreased by 2.3% compared to 2015, partially due to a 2015 gain of $3.5 million related to the sale of a non-core consumer brand. In addition, Consumer segment profit decreased due to the unfavorable impact of FX transaction within cost of sales, partially offset by decreased brand support on lower performing brands.

Professional Segment

Professional segment net sales in 2016 increased by 2.4% compared to 2015, primarily due to higher net sales of American Crew men’s grooming products as a result of the Elvis Presley branded marketing campaign and Revlon Professional hair products in part due to the launch of Revlon Professional Be Fabulous and Revlonissimo Colorsmetique. These increases were partially offset by lower net sales of CND nail products.

Professional segment profit in 2016 decreased by 3.4% compared to 2015, primarily resulting from the absence in 2016 of a $3.0 million gain related to the sale of a non-core professional brand that was completed in 2015. Excluding this gain, Professional segment profit would have been essentially flat.

Elizabeth Arden Segment

Elizabeth Arden segment Pro Forma net sales in 2016 increased by 1.8% compared to 2015, primarily driven by increased net sales of Elizabeth Arden skin care and color cosmetics, partially offset by lower net sales of celebrity fragrances.

Elizabeth Arden Pro Forma segment profit in 2016 increased by 46.3% compared to 2015, primarily driven by higher net sales, coupled with lower cost of goods sold as a result of cost reduction initiatives, as well as the favorable impact of product and channel mix.

Other Segment

The Other segment primarily includes the operating results of the CBB fragrance business. Net sales in 2016 increased by 4.9% compared to 2015, primarily due to net sales associated with newly-acquired distribution rights in Europe.

Other segment profit in 2016 decreased compared to 2015 primarily due to higher packaging and design expenses. Other segment profit does not include the impairment charges of $23.4 million recognized in 2016, and discussed further below.

As a result of the Company's annual impairment testing, the Company recognized $23.4 million in non-cash impairment charges attributable to its Other segment during the fourth quarter of 2016. Of this amount, $16.7 million related to goodwill and $6.7 million related to intangible assets acquired in the CBB Acquisition. These non-cash impairment charges are primarily due to the Company’s expectations regarding the future performance of the Other segment, in relation to the carrying amounts of CBB's goodwill and acquired intangible assets. The driver behind the decline in the Other segment’s future operating expectations was the result of the termination of certain fragrance licenses that were not replaced.

Geographic Net Sales

(USD millions)	Twelve Months Ended December 31,
Net Sales:	2016 Pro Forma	2015 Pro Forma Adjusted	Pro Forma % Change	Pro Forma XFX % Change

Consumer
North America	$882.4	$921.3	-4.2%	-4.0%
International	507.4	493.5	2.8%	9.4%
Professional
North America	$204.9	$201.8	1.5%	1.9%
International	271.6	269.3	0.9%	2.7%
Elizabeth Arden
North America	$573.1	$582.2	-1.6%	-1.4%
International	393.2	380.0	3.5%	6.6%
Other
North America	$-	$-	N.M.	N.M.
International	26.3	28.4	-7.4%	4.9%
Total Net Sales	$2,858.9	$2,876.5	-0.6%	1.4%

Pro Forma Adjusted net sales in 2015 excludes the impact of $13.0 million of returns and markdowns under the Elizabeth Arden 2014 Performance Improvement Plan(c).

Consumer Segment

North America

In the Consumer segment, North America net sales in 2016 decreased by 4.0% compared to 2015, primarily as a result of softening trade conditions in core categories which impacted Revlon color cosmetics and Almay color cosmetics, as well as increased competition impacting Revlon ColorSilk hair color. These decreases were partially offset by incremental net sales in connection with the Company completing the global consolidation of the Cutex nail care brand, as well as higher net sales of Revlon beauty tools.

International

In the Consumer segment, International net sales in 2016 increased by 9.4% compared to 2015, primarily driven by higher net sales of Revlon color cosmetics and Revlon ColorSilk hair color, as well as incremental net sales from Cutex nail care products. From a geographic perspective, the increase in International net sales was mainly attributable to higher net sales in Argentina, the U.K. and Mexico.

Professional Segment

North America

In the Professional segment, North America net sales in 2016 increased by 1.9% compared to 2015, primarily driven by increased net sales of American Crew men’s grooming products as a result of the Elvis Presley branded marketing campaign as well as Creme of Nature hair products, offset by lower net sales of CND nail products.

International

In the Professional segment, International net sales in 2016 increased by 2.7% compared to 2015, primarily driven by increased net sales of Revlon Professional hair products, in part due to the launch of Revlon Professional Be Fabulous, as well as an increase in net sales of American Crew men’s grooming products throughout most of the International region. These increases were partially offset by lower net sales of CND nail products.

Elizabeth Arden Segment

North America

In the Elizabeth Arden segment, North America Pro Forma net sales in 2016 decreased by 1.4% compared to Pro Forma Adjusted net sales in 2015, primarily driven by decreased net sales of fragrances sold within the mass-retail channel, partially offset by higher net sales of Elizabeth Arden skin care products.

International

In the Elizabeth Arden segment, International Pro Forma net sales in 2016 increased by 6.6% compared to Pro Forma Adjusted net sales in 2015, primarily driven by higher net sales of Elizabeth Arden branded products in the Asia Pacific and Europe regions, as well as higher net sales of designer fragrances in Asia and EMEA.

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating and Unusual Items described in footnote (a). Refer to the chart on page 1 of this release for the As Reported, Adjusted and Pro Forma Adjusted results that are discussed below.

On an XFX basis, Pro Forma Adjusted EBITDA in 2016 increased by 9.7% compared to 2015, driven by improved profitability of the Elizabeth Arden segment, as well as lower non-restructuring severance in 2016.

Pro Forma Adjusted income from continuing operations, before income taxes, was $82.5 million in 2016, compared to $57.6 million in 2015, an improvement of 43.2%, driven by the drivers for Adjusted EBITDA discussed above, partially offset by higher depreciation and amortization expense in 2016.

Cash Flow for the Full Year Period

Net cash provided by operating activities in 2016 was $116.9 million, compared to net cash provided by operating activities of $155.3 million in 2015, representing a $38.4 million decrease. Free cash flow in 2016 was $58.1 million, compared to $113.2 million provided in 2015, representing a $55.1 million decrease. These decreases were primarily driven by the payment of acquisition and integration costs in 2016, higher interest payments in 2016 as a result of increased debt incurred in connection with the Elizabeth Arden acquisition, as well as the timing of certain accounts payable disbursements and accounts receivable collections at the end of 2015 compared to 2016.

Fourth Quarter 2016 Results

On an As Reported basis, total Company net sales were $800.7 million in the fourth quarter of 2016, compared to $521.9 million in the fourth quarter of 2015, an increase of $278.8 million, or 53.4%. On a Pro Forma basis, total Company net sales decreased by 4.5%, or 2.7% XFX, in the fourth quarter of 2016, compared to the prior year quarter.

All figures in the below discussion of segment and geographic results, except where indicated, are presented on an XFX basis and in the case of the Elizabeth Arden segment, on a Pro Forma basis as if Revlon and Elizabeth Arden were a combined company for all of the periods presented. The Company excludes certain unallocated corporate costs from the definition of segment profit. See “Pro Forma Segment Profit Reconciliation” attached to this release.

Segment Results

(USD millions)	Three Months Ended December 31,
	Net Sales
	As Reported		Pro Forma	Pro Forma
	2016	2015	2015	% Change	XFX % Change

Consumer	$367.5	$387.7	$387.7	-5.2%	-3.3%
Professional	119.3	119.0	119.0	0.3%	1.8%
Elizabeth Arden	306.2	-	316.1	-3.1%	-2.0%
Other	7.7	15.2	15.2	-49.3%	-38.2%
Total	$800.7	$521.9	$838.0	-4.5%	-2.7%

	Segment Profit (b)
	As Reported		Pro Forma	Pro Forma
	2016	2015	2015	% Change	XFX % Change

Consumer	$128.8	$128.2	$128.2	0.5%	1.3%
Professional	26.0	27.0	27.0	-3.7%	0.0%
Elizabeth Arden	35.7	-	38.7	-7.8%	-1.8%
Other	(1.8)	2.6	2.6	-169.2%	-180.8%
Total	$188.7	$157.8	$196.5	-4.0%	-1.9%

The above table has not been adjusted for the Unusual Items discussed in footnote (a). Segment profit is defined in footnote (b) below.

Consumer Segment

Consumer segment net sales in the fourth quarter of 2016 decreased by 3.3% compared to the prior year quarter, primarily as a result of lower net sales of Revlon color cosmetics and Almay color cosmetics in the U.S., primarily offset by incremental net sales from the Company’s global consolidation of the Cutex nail care brand, as well as initial sales from the launch of CND Vinylux in the mass-retail channel.

Consumer segment profit in the fourth quarter of 2016 increased by 1.3% compared to the prior year quarter, primarily driven by decreased brand support on lower performing brands, mostly offset by the decline in net sales.

Professional Segment

Professional segment net sales in the fourth quarter of 2016 increased by 1.8% compared to the prior year quarter, primarily due to higher net sales of American Crew men’s grooming products and Revlon Professional hair products, partially offset by lower net sales of CND nail products.

Professional segment profit in the fourth quarter of 2016 was essentially flat compared to the prior year quarter.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the fourth quarter of 2016 decreased by 2.0% compared to the prior year quarter, primarily driven by decreased net sales of celebrity and designer fragrances, partially offset by higher net sales of Elizabeth Arden skin care products, led by Elizabeth Arden Ceramides.

Elizabeth Arden Pro Forma segment profit in the fourth quarter of 2016 decreased slightly by 1.8% compared to the prior year quarter.

Other Segment

Other segment net sales in the fourth quarter of 2016 decreased by 38.2% compared to the prior year quarter, primarily due to lower net sales of celebrity fragrances.

Other segment profit in the full year of 2016 decreased by $4.7 million compared to the prior year quarter, primarily due to lower net sales, as well as higher packaging and design expenses.

Geographic Net Sales

(USD millions)	Three Months Ended December 31,
Net Sales:	2016 Pro Forma	2015 Pro Forma	Pro Forma % Change	Pro Forma XFX % Change

Consumer
North America	$225.7	$247.9	-9.0%	-9.0%
International	141.8	139.8	1.4%	6.7%
Professional
North America	$50.6	$49.4	2.4%	2.4%
International	68.7	69.6	-1.3%	1.4%
Elizabeth Arden
North America	$187.2	$203.0	-7.8%	-7.8%
International	119.0	113.1	5.2%	8.3%
Other
North America	$-	$-	N.M.	N.M.
International	7.7	15.2	-49.3%	-38.2%
Total Net Sales	$800.7	$838.0	-4.5%	-2.7%

Consumer Segment

North America

In the Consumer segment, North America net sales in the fourth quarter of 2016 decreased by 9.0% compared to the prior year quarter, primarily as a result of softening trade conditions in core categories which impacted Revlon color cosmetics and Almay color cosmetics. These decreases were partially offset by initial sales from the launch of CND Vinylux in the mass-retail channel.

International

In the Consumer segment, International net sales in the fourth quarter of 2016 increased by 6.7% compared to the prior year quarter, primarily driven by higher net sales of Revlon color cosmetics and Revlon ColorSilk hair color, as well as incremental net sales from Cutex nail care products. From a geographic perspective, the increase in International net sales was mainly attributable to higher net sales in Argentina and certain distributor territories.

Professional Segment

North America

In the Professional segment, North America net sales in the fourth quarter of 2016 increased by 2.4% compared to the prior year quarter, primarily driven by increased net sales of American Crew men’s grooming products.

International

In the Professional segment, International net sales in the fourth quarter of 2016 increased by 1.4% compared to the prior year quarter, primarily driven by an increase in net sales of American Crew men’s grooming products and Revlon Professional hair products throughout most of the International region, partially offset by lower net sales of CND nail products.

Elizabeth Arden Segment

North America

In the Elizabeth Arden segment, North America Pro Forma net sales in the fourth quarter of 2016 decreased by 7.8% compared to the prior year quarter, primarily driven by decreased net sales of designer, celebrity and heritage fragrances, partially offset by higher net sales of Elizabeth Arden skin care products.

International

In the Elizabeth Arden segment, International Pro Forma net sales in the fourth quarter of 2016 increased by 8.3% compared to the prior year quarter, primarily driven by higher net sales of Elizabeth Arden skin care in China and heritage fragrances in Europe, partially offset by lower net sales of Elizabeth Arden fragrances in the Middle East and South Africa.

Other Segment

International

In the Other segment, net sales during the fourth quarter of 2016 decreased by 38.2%, primarily driven by lower net sales of celebrity fragrances.

Total Company Pro Forma Results

(USD millions, except per share data)	Three Months Ended December 31,
	2016			2015
	As Reported	Adjusted	Pro Forma Adjusted	As Reported	Adjusted	Pro Forma Adjusted

Income from continuing operations, before income taxes	$(24.4)	$55.8	$54.8	$23.8	$66.7	$61.9
Adjusted EBITDA		149.4	149.4		125.5	147.8

Net (loss) income (as reported and adjusted)	(36.5)	22.7		24.8	64.9
Diluted (loss) earnings per common share (as reported and adjusted)	$(0.70)	$0.43		$0.47	$1.23

In calculating Adjusted results, adjustments were made for the Non-Operating Items and Unusual Items described in footnote (a).

Total Company Pro Forma Adjusted EBITDA in the fourth quarter of 2016 was $149.4 million, compared to $147.8 million in the prior year quarter, an increase of 1.1%, or 3.9% XFX.

Pro Forma Adjusted income from continuing operations, before income taxes, was $54.8 million in the fourth quarter of 2016, compared to $61.9 million in the fourth quarter of 2015, a decline of 11.5% driven by higher depreciation and amortization expense in the fourth quarter of 2016.

As Reported net income (loss) was $(36.5) million in the fourth quarter of 2016 and $24.8 million in the fourth quarter of 2015, and earnings (loss) per diluted share was $(0.70) in the fourth quarter of 2016 and $0.47 in the fourth quarter of 2015. On an Adjusted basis, net income was $22.7 million in the fourth quarter of 2016, compared to $64.9 million in the fourth quarter of 2015, a decline of 65% driven by higher interest expense, as well as a tax adjustment to reduce the valuation allowance in certain foreign jurisdictions that benefitted the fourth quarter of 2015 and did not repeat in the fourth quarter of 2016.

2016 Results Conference Call

The Company will host a conference call with members of the investment community today, March 3, 2017, at 9:30 A.M. EST to discuss 2016 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: Pro Forma Adjusted Net Sales; EBITDA; Adjusted and Pro Forma Adjusted EBITDA; Adjusted and Pro Forma Adjusted net income from continuing operations, before income taxes; Adjusted net (loss) income; Adjusted diluted (loss) earnings per common share; and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables. Pro Forma financial information assumes the Elizabeth Arden acquisition was completed on January 1, 2015 and its financial results were included for all period presented.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”) and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The following table identifies the Non-Operating and Unusual Items excluded in the presentation of Adjusted EBITDA and Pro Forma Adjusted EBITDA for all periods:

(USD millions) Income / (Loss) Adjustments to EBITDA	Q4 2016	Q4 2015	Q4 2016 Pro Forma Adjusted	Q4 2015 Pro Forma Adjusted

Non-Operating Items:
Non-cash stock compensation expense	$(1.6)	$(1.3)	$(1.6)	$(2.4)
Restructuring and related charges	(34.5)	(9.7)	(34.5)	(16.3)
Acquisition and integration costs	(3.7)	(1.5)	(0.8)	(1.5)
Deferred Consideration for CBB Acquisition	(0.9)	(0.9)	(0.9)	(0.9)
Acquisition Inventory Purchase Accounting Adjustments	(16.4)	(0.4)	-	(0.4)
Pension Lump Sum Settlement Accounting	-	(20.7)	-	(20.7)
Non-Cash Impairment Charge	(23.4)	(9.7)	(23.4)	(9.7)
Elizabeth Arden 2016 Business Transformation Program (d)	(0.9)	-	(0.9)	-
Unusual Items:
Executive Management Changes	$(0.4)	$-	$(0.4)	$-

(USD millions) Income / (Loss) Adjustments to EBITDA	FY 2016	FY 2015	FY 2016 Pro Forma Adjusted	FY 2015 Pro Forma Adjusted

Non-Operating Items:
Non-cash stock compensation expense	$(6.4)	$(5.1)	$(10.4)	$(8.9)
Restructuring and related charges	(36.8)	(11.6)	(45.1)	(95.0)
Acquisition and integration costs	(43.2)	(8.0)	(2.7)	(8.0)
Deferred Consideration for CBB Acquisition	(3.5)	(2.5)	(3.5)	(2.5)
Acquisition Inventory Purchase Accounting Adjustments	(20.9)	(0.9)	(0.3)	(0.9)
Pension Lump Sum Settlement Accounting	-	(20.7)	-	(20.7)
Non-Cash Impairment Charge	(23.4)	(9.7)	(23.4)	(9.7)
Elizabeth Arden 2016 Business Transformation Program (d)	(2.6)	-	(2.6)	-
Unusual Items:
Gain on sale of certain non-core professional brands	$-	$3.0	$-	$3.0
Gain on sale of a certain non-core consumer brand	-	3.5	-	3.5
Executive Management Changes	(4.1)	-	(4.1)	-

Adjusted net (loss) income and Adjusted diluted (loss) earnings per common share exclude the after-tax impact of the Non-Operating Items and Unusual Items from As Reported Net Income (loss).

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures, that are used by management, as described above and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA as used in this release are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Professional, Elizabeth Arden and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

(c) As described in Elizabeth Arden’s prior Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, the Elizabeth Arden 2014 Performance Improvement Plan and the Elizabeth Arden 2016 Business Transformation Program were identified by Elizabeth Arden during its fiscal 2014 and its fourth quarter of fiscal 2015, respectively, as restructuring plans. The 2014 Performance Improvement Plan was identified to reduce the size and complexity of Elizabeth Arden’s overhead structure and to exit low-return businesses, customers and brands, in order to improve gross margins and profitability in the long term. The Elizabeth Arden 2016 Business Transformation Program was intended to further align Elizabeth Arden’s organizational structure and distribution arrangements with the needs and demands of its business in order to improve its go-to-trade capabilities and execution and to streamline its organization.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions, including the estimates and assumptions used by the Company in preparing the pro forma financial information referenced in this press release, that could cause actual results to differ materially from those expected or implied by the pro forma financial information or the estimates and assumptions used in preparing the pro forma financial information. Such forward-looking statements include, among other things: (i) the Company’s being encouraged by the progress we have made since acquiring Elizabeth Arden, and being enthusiastic about the opportunities presented by our newly combined company’s enhanced portfolio of brands, size, scale, profitability and international growth momentum; (ii) the Company’s expectation that its strategy to drive long-term growth will continue to focus on strengthening our iconic brands, continuing to build distribution in high growth channels, accelerating innovation and enhancing our digital capabilities; (iii) the Company’s beliefs and expectations regarding the benefits and other impacts of integrating the Revlon and Elizabeth Arden companies, including, without limitation, that: (A) with a new organizational structure and leadership team it better aligns our company and resources in support of our strategy and long-term growth ambitions; (B) it will realize on an accelerated timetable approximately $190 million of estimated annualized synergies and cost reductions; (C) it has opportunities to accelerate top line growth by leveraging the power of our larger, combined portfolio of beauty brands; (D) in connection with implementing the Integration Restructuring Actions, that it will recognize approximately $65 million to $75 million of total Integration Restructuring Charges; and (E) as a result of the Elizabeth Arden Integration Program, it will generate approximately $190 million of annualized synergies and cost reductions over a multi-year period. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2017 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks and uncertainties relating to: (i) unanticipated circumstances or results affecting the Company's financial performance and or sales growth, such as less than anticipated growth due to, among other things, less than effective product development, less than expected acceptance of our new or existing products, our advertising, promotional, pricing and/or marketing plans and/or brand communication, less than expected investment in advertising, promotional and/or marketing activities or greater than expected competitive investment, less than expected levels of advertising, promotional and/or marketing activities for our new product launches and/or less than expected levels of execution with our customers or higher than expected costs and expenses; (ii) difficulties, delays in or less than expected results from the Company’s efforts to strengthen its portfolio of brands, continue to build distribution in high growth channels, accelerate innovation and/or enhance its digital capabilities, such as due to less than expected investment behind such activities, less than effective new product development and/or advertising, marketing or promotional programs, less than expected success in expanding geographically, into new channels and/or expanding digital capabilities; (iii) difficulties with, delays in and/or the Company’s inability to achieve, in whole or in part, or within the expected timeframe, the benefits of integrating the two companies such as (A) difficulties with, delays in and/or the Company’s inability to achieve, in whole or in part, or within the expected timeframe approximately $190 million of multi-year annualized synergies and cost reductions on an accelerated timetable, such as due to the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition; (B) difficulties with, delays in and/or the Company’s inability to achieve, in whole or in part, or within the expected timeframe, top line growth by leveraging the power of our larger, combined portfolio of beauty brands, such as due to the Company’s or the Elizabeth Arden’s respective businesses experiencing disruptions due to management’s focus on executing the business integration activities and/or due to employee uncertainty during the integration transition period or other factors making it more difficult to maintain relationships with customers, suppliers, employees and other business partners; and/or (C) greater than expected Integration Restructuring Charges in connection with implementing the Integration Restructuring Actions. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)

Net sales	$800.7	$521.9	$2,334.0	$1,914.3
Cost of sales	348.3	196.4	917.1	667.8
Gross profit	452.4	325.5	1,416.9	1,246.5
Selling, general and administrative expenses	368.2	249.8	1,161.0	1,002.5
Acquisition and integration costs	3.7	1.5	43.2	8.0
Restructuring charges and other, net	31.7	9.6	34.0	10.5
Impairment charge	23.4	9.7	23.4	9.7

Operating income	25.4	54.9	155.3	215.8

Other expenses, net:
Interest expense	35.9	21.3	105.2	83.3
Amortization of debt issuance costs	2.2	1.5	6.8	5.7
Loss on early extinguishment of debt	-	-	16.9	-
Foreign currency losses, net	12.2	8.4	18.5	15.7
Miscellaneous, net	(0.5)	(0.1)	(0.6)	0.4
Other expenses, net	49.8	31.1	146.8	105.1

(Loss) income from continuing operations before income taxes	(24.4)	23.8	8.5	110.7
Provision for (benefit from) income taxes	9.5	(2.4)	25.5	51.4
(Loss) income from continuing operations, net of taxes	(33.9)	26.2	(17.0)	59.3
Loss from discontinued operations, net of taxes	(2.6)	(1.4)	(4.9)	(3.2)

Net (loss) income	$(36.5)	$24.8	$(21.9)	$56.1

Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(8.5)	(3.0)	(0.5)	(18.1)
Amortization of pension related costs, net of tax	2.0	1.8	7.6	7.2
Pension re-measurement, net of tax	(14.3)	(6.9)	(14.3)	(6.9)
Pension settlement, net of tax	-	17.3	-	17.3
Revaluation of derivative financial instruments, net of
reclassifications into earnings	0.7	1.1	0.8	(1.6)
Other comprehensive (loss) income	(20.1)	10.3	(6.4)	(2.1)

Total comprehensive (loss) income	$(56.6)	$35.1	$(28.3)	$54.0

Basic (loss) earnings per common share:
Continuing operations	$(0.65)	$0.50	$(0.33)	$1.13
Discontinued operations	(0.05)	(0.03)	(0.09)	(0.06)
Net (loss) income	$(0.70)	$0.47	$(0.42)	$1.07

Diluted (loss) earnings per common share:
Continuing operations	$(0.65)	$0.50	$(0.33)	$1.13
Discontinued operations	(0.05)	(0.03)	(0.09)	(0.06)
Net (loss) income	$(0.70)	$0.47	$(0.42)	$1.07

Weighted average number of common shares outstanding:
Basic	52,513,481	52,456,513	52,504,196	52,431,193
Diluted	52,513,481	52,586,613	52,504,196	52,591,545

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$186.8	$326.9
Trade receivables, net	423.9	244.9
Inventories	424.6	183.8
Prepaid expenses and other	88.8	53.3
Total current assets	1,124.1	808.9
Property, plant and equipment, net	320.5	215.3
Deferred income taxes	149.7	71.3
Goodwill	689.5	469.7
Intangible assets, net	636.6	318.0
Other assets	103.1	84.1
Total assets	$3,023.5	$1,967.3

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$10.8	$11.3
Current portion of long-term debt	18.1	30.0
Accounts payable	296.9	201.3
Accrued expenses and other	382.9	272.4
Total current liabilities	708.7	515.0
Long-term debt	2,663.1	1,783.7
Long-term pension and other post-retirement plan liabilities	184.1	185.3
Other long-term liabilities	82.4	70.8
Total stockholders' deficiency	(614.8)	(587.5)
Total liabilities and stockholders' deficiency	$3,023.5	$1,967.3

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Year Ended
	December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(21.9)	$56.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	123.2	103.2
Foreign currency losses from re-measurement	20.6	19.5
Amortization of debt discount	1.4	1.4
Stock-based compensation amortization	6.4	5.1
Impairment charge	23.4	9.7
(Benefit from) provision for deferred income taxes	(6.2)	28.3
Loss on early extinguishment of debt	16.9	-
Amortization of debt issuance costs	6.8	5.7
Loss (gain) on sale of certain assets	0.4	(6.4)
Pension and other post-retirement (income) costs	(0.6)	19.0
Change in assets and liabilities:
Increase in trade receivables	(59.5)	(18.5)
Decrease (increase) in inventories	74.5	(30.6)
Increase in prepaid expenses and other current assets	(8.2)	(13.4)
(Decrease) increase in accounts payable	(12.6)	34.9
Increase in accrued expenses and other current liabilities	8.5	7.3
Pension and other post-retirement plan contributions	(8.3)	(18.1)
Purchases of permanent displays	(52.1)	(47.4)
Other, net	4.2	(0.5)
Net cash provided by operating activities	116.9	155.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(59.3)	(48.3)
Business acquisitions, net of cash acquired	(1,028.7)	(41.7)
Proceeds from the sale of certain assets	0.5	6.2
Net cash used in investing activities	(1,087.5)	(83.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings and overdraft	-	23.0
Repayments under the Acquisition Term Loan	(15.1)	(19.3)
Prepayments under the 2011 Term Loan	(11.5)	(12.1)
Repayment of Acquisition Term Loan	(658.6)	-
Repayment of 2011 Term Loan	(651.4)	-
Borrowings under the 2016 Term Loan Facility	1,791.0	-
Repayments under the 2016 Term Loan Facility	(4.5)	-
Proceeds from the issuance of the 6.25% Senior Notes, net	450.0	-
Payment of financing costs	(61.6)	-
Treasury stock purchased	(2.7)	-
Other financing activities	(2.5)	(3.7)
Net cash provided by (used in) financing activities	833.1	(12.1)
Effect of exchange rate changes on cash and cash equivalents	(2.6)	(7.8)
Net (decrease) increase in cash and cash equivalents	(140.1)	51.6
Cash and cash equivalents at beginning of period	326.9	275.3
Cash and cash equivalents at end of period	$186.8	$326.9

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$91.7	$79.9
Income taxes, net of refunds	$21.9	$25.4

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$3.2	$2.8

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	December 31,
	2016	2015
	(Unaudited)
Reconciliation to net (loss) income:

Net (loss) income	$(36.5)	$24.8
Loss from discontinued operations, net of taxes	(2.6)	(1.4)
(Loss) income from continuing operations, net of taxes	(33.9)	26.2

Interest expense	35.9	21.3
Amortization of debt issuance costs	2.2	1.5
Foreign currency losses , net	12.2	8.4
Miscellaneous, net	(0.5)	(0.1)
Provision for (benefit from) income taxes	9.5	(2.4)
Depreciation and amortization	42.2	26.4

EBITDA	$67.6	$81.3

Non-operating items:
Non-cash stock compensation expense	1.6	1.3
Restructuring and related charges	34.5	9.7
Acquisition and integration costs	3.7	1.5
Acquisition inventory purchase accounting adjustments	16.4	0.4
Pension settlement	-	20.7
Impairment charge	23.4	9.7
Deferred consideration for CBB acquisition	0.9	0.9
Elizabeth Arden 2016 Business Transformation program	0.9	-

Unusual items:
Executive management changes	0.4	-

Adjusted EBITDA	$149.4	$125.5

	Year Ended
	December 31,
	2016	2015
	(Unaudited)
Reconciliation to net (loss) income:

Net (loss) income	$(21.9)	$56.1
Loss from discontinued operations, net of taxes	(4.9)	(3.2)
(Loss) income from continuing operations, net of taxes	(17.0)	59.3

Interest expense	105.2	83.3
Amortization of debt issuance costs	6.8	5.7
Loss on early extinguishment of debt	16.9	-
Foreign currency losses, net	18.5	15.7
Miscellaneous, net	(0.6)	0.4
Provision for income taxes	25.5	51.4
Depreciation and amortization	123.2	103.2

EBITDA	$278.5	$319.0

Non-operating items:
Non-cash stock compensation expense	6.4	5.1
Restructuring and related charges	36.8	11.6
Acquisition and integration costs	43.2	8.0
Acquisition inventory purchase accounting adjustments	20.9	0.9
Pension settlement	-	20.7
Impairment charge	23.4	9.7
Deferred consideration for CBB acquisition	3.5	2.5
Elizabeth Arden 2016 Business Transformation program	2.6	-

Unusual items:
Gain on sale of certain non-core professional brands	-	(3.0)
Gain on sale of a certain non-core consumer brand	-	(3.5)
Executive management changes	4.1	-

Adjusted EBITDA	$419.4	$371.0

REVLON, INC. AND SUBSIDIARIES
THREE MONTHS ENDED DECEMBER 31, 2016
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Three Months Ended December 31, 2016	July 1, 2016 through September 7, 2016	July 1, 2016 through September 7, 2016	Three Months Ended December 31, 2016
	(Unaudited)
Segment Net Sales:
Consumer	$367.5	$-	$-	$367.5
Professional	119.3	-	-	119.3
Elizabeth Arden	306.2	-	-	306.2
Other	7.7	-	-	7.7
Total Segment Net Sales	$800.7	$-	$-	$800.7

Segment Profit:
Consumer	$128.8	$-	$-	$128.8
Professional	26.0	-	-	26.0
Elizabeth Arden	35.7	-	-	35.7
Other	(1.8)	-	-	(1.8)
Total Segment Profit	$188.7	$-	$-	$188.7

Unusual items:
Executive management changes	0.4	-	-	0.4

Unallocated Corporate Expenses	39.7	-	-	39.7
Total Adjusted EBITDA	$149.4	$-	$-	$149.4

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(24.4)	$-	$18.3	$(6.1)

Non-operating items:
Restructuring and related charges	34.5	-	-	34.5
Acquisition and integration costs	3.7	-	(2.9)	0.8
Acquisition inventory purchase accounting adjustments	16.4	-	(16.4)	-
Impairment charge	23.4	-	-	23.4
Deferred consideration for CBB acquisition	0.9	-	-	0.9
Elizabeth Arden 2016 Business Transformation program	0.9	-	-	0.9

Unusual items:
Executive management changes	0.4	-	-	0.4
Adjusted Income from continuing operations before income taxes	55.8	-	(1.0)	54.8

Interest expense	35.9	-	(0.1)	35.8
Amortization of debt issuance costs	2.2	-	0.9	3.1
Foreign currency losses, net	12.2	-	-	12.2
Miscellaneous, net	(0.5)	-	-	(0.5)

Non-cash stock compensation expense	1.6	-	-	1.6
Depreciation and amortization	42.2	-	0.2	42.4

Adjusted EBITDA	$149.4	$-	$(0.0)	$149.4

REVLON, INC. AND SUBSIDIARIES
THREE MONTHS ENDED DECEMBER 31, 2015
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Three Months Ended December 31, 2015
	(Unaudited)
Segment Net Sales:
Consumer	$387.7	$-	$-	$387.7
Professional	119.0	-	-	119.0
Elizabeth Arden	-	316.1	-	316.1
Other	15.2	-	-	15.2
Total Segment Net Sales	$521.9	$316.1	$-	$838.0

Segment Profit:
Consumer	$128.2	$-	$-	$128.2
Professional	27.0	-	-	27.0
Elizabeth Arden	-	38.7	-	38.7
Other	2.6	-	-	2.6
Total Segment Profit	$157.8	$38.7	$-	$196.5

Unallocated Corporate Expenses	32.3	17.4	(1.0)	48.7
Total Adjusted EBITDA	$125.5	$21.3	$1.0	$147.8

Reconciliation to income (loss) from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$23.8	$(4.7)	$(6.7)	$12.4

Non-operating items:
Restructuring and related charges	9.7	6.6	-	16.3
Acquisition and integration costs	1.5	-	-	1.5
Acquisition inventory purchase accounting adjustments	0.4	-	-	0.4
Pension settlement	20.7	-	-	20.7
Impairment charge	9.7	-	-	9.7
Deferred consideration for CBB acquisition	0.9	-	-	0.9
Adjusted Income from continuing operations before income taxes	66.7	1.9	(6.7)	61.9

Interest expense	21.3	7.2	7.1	35.6
Amortization of debt issuance costs	1.5	0.4	0.5	2.4
Foreign currency losses, net	8.4	-	1.0	9.4
Miscellaneous, net	(0.1)	-	-	(0.1)

Non-cash stock compensation expense	1.3	1.1	-	2.4
Depreciation and amortization	26.4	10.7	(0.9)	36.2

Adjusted EBITDA	$125.5	$21.3	$1.0	$147.8

REVLON, INC. AND SUBSIDIARIES
TWELVE MONTHS ENDED DECEMBER 31, 2016
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Year Ended December 31, 2016	January 1, 2016 through September 7, 2016	January 1, 2016 through September 7, 2016	Year Ended December 31, 2016
	(Unaudited)
Segment Net Sales:
Consumer	$1,389.8	$-	$-	$1,389.8
Professional	476.5	-	-	476.5
Elizabeth Arden	441.4	524.9	-	966.3
Other	26.3	-	-	26.3
Total Segment Net Sales	$2,334.0	$524.9	$-	$2,858.9

Segment Profit:
Consumer	$349.2	$-	$-	$349.2
Professional	99.4	-	-	99.4
Elizabeth Arden	68.2	37.8	-	106.0
Other	(2.7)	-	-	(2.7)
Total Segment Profit	$514.1	$37.8	$-	$551.9

Unusual items:
Executive management changes	4.1	-	-	4.1

Unallocated Corporate Expenses	98.8	47.8	-	146.6
Total Adjusted EBITDA	$419.4	$(10.0)	$-	$409.4

Reconciliation to income (loss) from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$8.5	$(99.4)	$74.8	$(16.1)

Non-operating items:
Loss on early extinguishment of debt	16.9	-	-	16.9
Restructuring and related charges	36.8	8.3	-	45.1
Acquisition and integration costs	43.2	27.5	(68.0)	2.7
Acquisition inventory purchase accounting adjustments	20.9	-	(20.6)	0.3
Impairment charge	23.4	-	-	23.4
Deferred consideration for CBB acquisition	3.5	-	-	3.5
Elizabeth Arden 2016 Business Transformation program	2.6	-	-	2.6

Unusual items:
Executive management changes	4.1	-	-	4.1
Adjusted Income (loss) from continuing operations before income taxes	159.9	(63.6)	(13.8)	82.5

Interest expense	105.2	19.6	11.0	135.8
Amortization of debt issuance costs	6.8	1.3	1.5	9.6
Foreign currency losses, net	18.5	0.6	-	19.1
Miscellaneous, net	(0.6)	-	-	(0.6)

Non-cash stock compensation expense	6.4	4.0	-	10.4
Depreciation and amortization	123.2	28.1	1.3	152.6

Adjusted EBITDA	$419.4	$(10.0)	$(0.0)	$409.4

REVLON, INC. AND SUBSIDIARIES
TWELVE MONTHS ENDED DECEMBER 31, 2015
SEGMENT PROFIT, ADJUSTED EBITDA, ADJUSTED INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND PRO FORMA RECONCILIATION
(dollars in millions)

	Revlon, Inc.	Elizabeth Arden	Pro Forma Adjustments	Pro Forma Combined
	Year Ended December 31, 2015
	(Unaudited)
Segment Net Sales:
Consumer	$1,414.8	$-	$-	$1,414.8
Professional	471.1	-	-	471.1
Elizabeth Arden	-	949.2	-	949.2
Other	28.4	-	-	28.4
Total Segment Net Sales	$1,914.3	$949.2	$-	$2,863.5

Net Sales Adjustments	-	13.0	-	13.0
Total Adjusted Segment Net Sales	$1,914.3	$962.2	$-	$2,876.5

Segment Profit:
Consumer	$360.2	$-	$-	$360.2
Professional	103.9	-	-	103.9
Elizabeth Arden	-	70.6	-	70.6
Other	1.4	-	-	1.4
Total Segment Profit	$465.5	$70.6	$-	$536.1

Unusual items:
Gain on sale of certain non-core professional brands	(3.0)	-	-	(3.0)
Gain on sale of consumer brand	(3.5)	-	-	(3.5)

Unallocated Corporate Expenses	88.0	68.8	(1.0)	155.8
Total Adjusted EBITDA	$371.0	$1.8	$1.0	$373.8

Reconciliation to income (loss) from continuing operations before income taxes:
Income (loss) from continuing operations before income taxes	$110.7	$(159.5)	$(25.8)	$(74.6)

Non-operating items:
Foreign currency loss, Venezuela re-measurement	1.9	-	-	1.9
Restructuring and related charges	11.6	83.4	-	95.0
Acquisition and integration costs	8.0	-	-	8.0
Acquisition inventory purchase accounting adjustments	0.9	-	-	0.9
Pension settlement	20.7	-	-	20.7
Impairment charge	9.7	-	-	9.7
Deferred consideration for CBB acquisition	2.5	-	-	2.5

Unusual items:
Gain on sale of certain non-core professional brands	(3.0)	-	-	(3.0)
Gain on sale of a certain non-core consumer brand	(3.5)	-	-	(3.5)
Adjusted Income (loss) from continuing operations before income taxes	159.5	(76.1)	(25.8)	57.6

Add back: Foreign currency loss, Venezuela re-measurement	(1.9)	-	-	(1.9)
Adjusted EBITDA exclusions:
Interest expense	83.3	27.6	29.3	140.2
Amortization of debt issuance costs	5.7	1.5	2.2	9.4
Foreign currency losses, net	15.7	-	1.0	16.7
Miscellaneous, net	0.4	-	-	0.4

Non-cash stock compensation expense	5.1	3.8	-	8.9
Depreciation and amortization	103.2	45.0	(5.7)	142.5

Adjusted EBITDA	$371.0	$1.8	$1.0	$373.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions)

	Revlon, Inc.
	Three Months Ended
	December 31,
	2016	2015
	(Unaudited)
Reconciliation to net (loss) income and diluted earnings per share:
Net (loss) income	$(36.5)	$24.8

Non-operating items (after-tax):
Restructuring and related charges	21.6	7.6
Acquisition and integration costs	2.4	1.0
Acquisition inventory purchase accounting adjustments	10.1	0.2
Pension settlement	-	20.7
Impairment charge	23.4	9.7
Deferred consideration for CBB acquisition	0.9	0.9
Elizabeth Arden 2016 Business Transformation program	0.6	-

Unusual items (after-tax):
Executive management changes	0.2	-

Adjusted net income	$22.7	$64.9

Net Income (Loss):
Diluted (loss) earnings per common share	(0.70)	0.47
Adjustment to diluted (loss) earnings per common share	1.13	0.76
Adjusted diluted earnings per common share	$0.43	$1.23

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,513,481	52,586,613

	Revlon, Inc.
	Year Ended
	December 31,
	2016	2015
	(Unaudited)
Reconciliation to net (loss) income and diluted earnings per share:
Net (loss) income	$(21.9)	$56.1

Non-operating items (after-tax):
Loss on early extinguishment of debt	12.0	-
Foreign currency loss, Venezuela re-measurement	-	1.9
Restructuring and related charges	22.8	10.5
Acquisition and integration costs	26.8	5.0
Acquisition inventory purchase accounting adjustments	13.0	0.7
Pension settlement	-	20.7
Impairment charge	23.4	9.7
Deferred consideration for CBB acquisition	3.5	2.5
Elizabeth Arden 2016 Business Transformation program	1.7	-

Unusual items (after-tax):
Gain on sale of certain non-core professional brands	-	(1.8)
Gain on sale of a certain non-core consumer brand	-	(2.2)
Executive management changes	2.4	-

Adjusted net income (loss)	$83.7	$103.1

Net Income (Loss):
Diluted (loss) earnings per common share	(0.42)	1.07
Adjustment to diluted (loss) earnings per common share	2.01	0.89
Adjusted diluted earnings (loss) per common share	$1.59	$1.96

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,504,196	52,591,545

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Year Ended
	December 31,
	2016	2015
	(Unaudited)
Reconciliation to net cash provided by operating activities:

Net cash provided by operating activities	$116.9	$155.3

Less capital expenditures	(59.3)	(48.3)
Plus proceeds from the sale of certain assets	0.5	6.2

Free cash flow	$58.1	$113.2

CONTACT:
Revlon, Inc.
Investor Relations:
Siobhan Anderson 212-527-5230
or
Media Relations:
Pamela Alabaster 212-527-5863